UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2010

UCI MEDICAL AFFILIATES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-13265	59-2225346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1818 Henderson Street, Columbia, South Carolina 29201

(Address, Including Zip Code of Principal Executive Offices)

(803) 782-4278

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 6, 2010, the Board of Directors of UCI Medical Affiliates, Inc. (the “Company”) approved that the 2010 annual meeting of the stockholders of the Company (the “2010 Annual Meeting”) shall take place on December 16, 2010, and that the stockholders of record at the close of business on November 3, 2010 shall be entitled to notice of and to vote at the 2010 Annual Meeting.

Pursuant to the Bylaws of the Company, as amended, if any stockholder entitled to vote at the 2010 Annual Meeting would like to have a proposal considered for inclusion in the proxy statement for the 2010 Annual Meeting, the Company must receive the written proposal at the Company’s principal offices at 1818 Henderson Street, Columbia, South Carolina 29201, attention Corporate Secretary, no later than October 25, 2010. Each stockholder submitting proposals for inclusion in the proxy statement must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

If a stockholder desires to submit a proposal for consideration at the 2010 Annual Meeting, but which will not be included in the proxy statement for the meeting, the Company must receive the proposal in accordance with the Company’s Bylaws, as amended, which require timely advance written notice of any proposals to be presented at an annual meeting of stockholders. For a notice to be timely for the 2010 Annual Meeting, the notice must be received at the Company’s principal offices at 1818 Henderson Street, Columbia, South Carolina 29201, attention Corporate Secretary, not later than the close of business on the tenth day following the date on which the notice of the 2010 Annual Meeting was actually mailed. The notice must give: (a) a brief description of the business desired to be brought before the 2010 Annual Meeting (including the specific proposal(s) to be presented) and the reasons for conducting the business at the 2010 Annual Meeting; (b) the name and address, as they appear on the Company’s books, of the stockholder(s) proposing the business; (c) the class and number of shares that are held beneficially, but not held of record, by the proposing stockholder(s) as of the record date for the 2010 Annual Meeting which is November 3, 2010, and (d) any interest of the proposing stockholder(s) in the business. Stockholders desiring to make proposals to be presented at the 2010 Annual Meeting are directed to these requirements as more specifically set forth in the Company’s Bylaws, as amended, a copy of which is available upon request to the Corporate Secretary at 1818 Henderson Street, Columbia, South Carolina 29201. The chairman of the 2010 Annual Meeting may exclude from the meeting any matters that are not properly presented in accordance with these bylaw requirements.

As set forth in the Bylaws of the Company, as amended, any stockholder entitled to vote for the election of directors at the 2010 Annual Meeting may nominate persons for election as directors only if written notice of such stockholder’s intent to make such nomination is given, by certified mail, postage prepaid, to the Secretary of the Company and received at the principal offices of the Company at 1818 Henderson Street, Columbia, South Carolina 29201 not later than the close of business on the tenth day following the date on which the notice of the 2010 Annual Meeting was actually mailed. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination, as they appear on the Company’s books, (b) the class and number of shares beneficially owned by such stockholder, (c) a representation that such stockholder is a holder of record of the Company’s stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (d) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (e) with respect to each nominee, (i) the nominee’s name and age, (ii) the nominee’s occupation and business address and telephone number, (iii) the nominee’s residence address and telephone number, (iv) the number of shares of each class of the Company’s stock held directly or beneficially by the nominee, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (e) the consent of each nominee to serve as a director of the Company if elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in the Company’s Bylaws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and should he or she so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

SIGNATURES

Pursuant to requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

UCI MEDICAL AFFILIATES, INC.

By:	/s/ Joseph A. Boyle, CPA
Joseph A. Boyle, CPA
Title: Executive Vice President and Chief Financial Officer

Date: October 7, 2010